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                                                                    Exhibit 23.1

                        Consent of Independent Auditors

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the registration of 1,250,000 shares of Common Stock, $0.01 par value, of SpectraLink Corporation authorized for issuance pursuant to the SpectraLink Stock Option Plan and the SpectraLink Employee Stock Purchase Plan of our report dated January 31, 1997, with respect to the financial statements of SpectraLink Corporation included in its Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                              ARTHUR ANDERSEN LLP


Denver, Colorado
June 26, 1997